                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)    April 27, 1999


                             Seagate Software, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                                              77-0397623
---------------------------- -------------------------- ------------------------
State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)            Identification No.)



                915 Disc Drive, Scotts Valley, California 95066
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (831) 438-6550
                                                     --------------

                                Not applicable
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         (Former name or former address, if changed since last report)

Item 5.  Other Events

The Company provides the following supplemental quarterly financial data for the Network & Storage Management Group business of Seagate Software, Inc. The supplemental quarterly financial data is for all quarters of fiscal 1997 and 1998 and for the first two quarters of fiscal 1999. Net income/(loss) per share information is not provided because the Network & Storage Management Group does not have a formal capital structure.

The supplemental quarterly financial data has not been audited or reviewed by the Company's independent auditors.

Supplemental Quarterly Financial Data
-------------------------------------

Quarterly for fiscal 1997
Not reviewed, in thousands

                                                                  Quarters Ended
                                 --------------------------------------------------------------------------------
                                   Sept. 27, 1996       Dec. 27, 1996        March 28, 1997       June 28, 1997
                                 -------------------  ------------------  --------------------  -----------------

Revenue                                     $35,175             $37,144              $ 34,120            $35,063
Gross Margin                                 26,903              29,088                23,832             29,567
Loss from operations                         (5,954)             (7,180)              (19,105)            (8,969)
Net loss                                     (4,319)             (5,848)              (15,621)            (7,412)
----------------------------------------------------------------------------------------------------------------


The results of the quarter ended September 27, 1996 include a $780,000 write-off of developed technology acquired in the Netlabs, Inc. acquisition. The results of the quarter ended December 27, 1996 include write-offs totaling $1.3 million of developed technology acquired in the Network Computing Inc., and Creative
Interaction Technologies, Inc., acquisitions.   The results of the quarter ended
March 28, 1997 include write-offs totaling $4.8 million of developed technology and write-offs of $6.2 of goodwill acquired in the Calypso Software Systems, Inc., Frye Computer Systems and Palindrome acquisitions. The results of the quarter ended June 28, 1997 include a restructuring charge netting to $2.5 million. This charge was comprised of $3.4 million arising from the decision to shutdown the Manchester operations and sell the technology acquired from Calypso Software Systems, Inc., and the decision to consolidate the Network & Storage Management Group business which resulted in the shutdown of Seagate Software's Cupertino facility. The $3.4 million restructuring charge was reduced by $957,000 for the reversal of amounts pertaining to fiscal 1996 restructuring actions that were completed at less than originally estimated costs.

Quarterly for fiscal 1998
Not reviewed, in thousands

                                                               Quarters Ended
                                 ---------------------------------------------------------------------------
                                    Oct. 3, 1997      January 2, 1998     April 3, 1998      July 3, 1998
                                 ------------------  -----------------  -----------------  -----------------

Revenue                                    $39,197             $44,116            $48,226            $43,507
Gross Margin                                31,594              38,657             42,122             39,338
Income/(loss) from operations               (1,478)              2,856              7,871                181
Net income/(loss)                           (1,904)                655              3,919                186
------------------------------------------------------------------------------------------------------------

The results of the quarter ended January 2, 1998 include write-offs totaling $1.9 million relating to the capitalized assembled workforce and associated goodwill of Network Computing Inc., Netlabs, Inc., and Creative Interaction Technologies, Inc. The results of the quarter ended July 3, 1998 include a $6.8 million write-off of in-process research and development in connection with the acquisition of Eastman Software Storage Management Group, Inc.



Quarterly for fiscal 1999
Not reviewed, in thousands
First and second quarters only
                                            Quarters Ended
                                 -------------------------------------
                                   Oct. 2, 1998      January 1, 1999
                                 -----------------  ------------------
Revenue                                    $48,533             $58,867
Gross Margin                                44,167              54,623
Income from operations                       8,345              15,969
Net income                                   4,001               9,322
----------------------------------------------------------------------

There were no unusual items to report in the quarters ended October 2, 1998 and January 1, 1999.

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

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      SEAGATE SOFTWARE, INC.



Dated:  May 20, 1999                  By:   /s/ Ellen E. Chamberlain
                                      ------------------------
                                      Ellen E. Chamberlain
                                      Senior Vice President, Treasurer and
                                      Chief Financial Officer

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